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                                                                    EXHIBIT e(i)

                          AMENDED SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                          ING VARIABLE PORTFOLIOS, INC.

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

COMPANY

ING VP Growth Portfolio
ING VP Index Plus LargeCap Portfolio
ING VP Index Plus MidCap Portfolio
ING VP Index Plus SmallCap Portfolio
ING VP International Equity Portfolio
ING VP Small Company Portfolio
ING VP Technology Portfolio
ING VP Value Opportunity Portfolio